As filed with the Securities and Exchange Commission on August 6, 2002

Registration No. 333-13954

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8/A-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CP SHIPS LIMITED
(Exact Name of Registrant as specified in its Charter)

Canada	98-0357224

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

62-65 Trafalgar Square
London WC2N 5DY, United Kingdom
(Address of principal executive offices)

CP Ships Limited Employee Stock Option Plan
(Full title of the plan)

J.P. LaCasse
c/o Lykes Lines Limited, LLC
401 East Jackson Street, Suite 3300
Tampa, Florida 33602
(813) 276-4600
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Jon Gregg
Sidley Austin Brown & Wood
10 South Dearborn Street
Chicago, Illinois 60603,
(312) 853-7000

EXPLANATORY NOTE

     This Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (Registration Statement No. 333-13954), is filed (i) to amend the cover page to reference J.P. LaCasse c/o Lykes Lines Limited, LLC, 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 as the agent for service and (ii) to file the CP Ships Limited Employee Stock Option Plan, effective October 1, 2001 and as amended and restated on April 17, 2002. The original CP ships Limited Employee Stock Option Plan has been amended and restated, inter alia, to allow for the grant of restricted stock, as defined under the CP Ships Limited Employee Stock Option Plan. Accordingly, the amended and restated CP Ships Limited Employee Stock Option Plan is filed herewith as Exhibit 4.5.

Item 8. Exhibits

Exhibit No.	Description

*4.1	The Registrant’s Articles of Incorporation, which is incorporated by reference to Exhibit 1.3 to the Registrant’s Form 6-K, filed with the Securities and Exchange Commission on October 4, 2001.

*4.2	The Registrant’s Amended and Restated By-Law No.1, which is incorporated by reference to Exhibit 1.5 to the Registrant’s Form 6-K, filed with the Securities and Exchange Commission on October 29, 2001.

*4.3	Shareholder Rights Plan Agreement, dated as of July 30, 2001, between the Registrant and Computershare Trust Company of Canada, as Rights Agent (including the Form of Rights Certificate), which is incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form 20-F, as amended, filed with the Securities and Exchange Commission on August 20, 2001, File No. 1-15228.

4.5	CP Ships Limited Employee Stock Option Plan as amended and restated in April 17, 2002.

24.1	Power of Attorney for Frank J. Halliwell.

24.2	Power of Attorney for John P. Bowmer.

24.3	Power of Attorney for Robert J. Clanin.

24.4	Power of Attorney for Peter J. Dey.

24.5	Power of Attorney for John D. McNeil.

24.6	Power of Attorney for Nigel M.S. Rich.

24.7	Power of Attorney for Lord Weir.

*	Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 29th day of July, 2002.

CP SHIPS LIMITED

By:	/s/ Ian J. Webber Ian J. Webber, Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Raymond R. Miles Raymond R. Miles	Chief Executive Officer and Director	July 29, 2002

/s/ Ian J. Webber Ian J. Webber	Chief Financial Officer and Director	July 29, 2002

*	Chief Operating Officer and Director	July 29, 2002
Frank J. Halliwell

*	Director	July 29, 2002
John P. Bowmer

*	Director	July 29, 2002
Robert J. Clanin

*	Director	July 29, 2002
Peter J. Dey

*	Director	July 29, 2002
John D. McNeil

*	Director	July 29, 2002
Nigel M.S. Rich

*	Chairman	July 29, 2002
Lord Weir

*By:	/s/ John K. Irving John K. Irving (Attorney-in-fact)

     Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement has been signed by the following person solely in the capacity of the duly authorized representative in the United States of CP Ships Limited, in the city of Tampa, state of Florida, on the 5th day of August, 2002.

CP SHIPS LIMITED

By:	/s/ J.P. LaCasse J.P. LaCasse